As filed with the Securities and Exchange Commission on January 8, 2009

Registration No. 333-29639

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

POST–EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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EMPIRE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3136782
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Parker Plaza

Fort Lee, New Jersey 07024

(Address of Principal Executive Offices and Zip Code)

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1.	INTEGRATED TECHNOLOGY USA, INC. 1996 STOCK OPTION PLAN
2.	OPTIONS GRANTED OUTSIDE OF THE ABOVE-REFERENCED PLAN UNDER INDIVIDUAL WRITTEN COMPENSATION CONTRACTS WITH EMPLOYEES

(Full title of the plans)

______________

Sandra Kahn

Chief Financial Officer

Empire Resources, Inc.

One Parker Plaza

Fort Lee, New Jersey 07024

(201) 944-2200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael A. King Partner Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-29639) of Empire Resources, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on June 20, 1997 (the “Registration Statement”), pursuant to which the Company registered an aggregate of 1,481,401 shares of the common stock, par value $0.01 per share, for issuance under the Company’s 1996 Stock Option Plan and for issuance pursuant to options granted outside the plan under various individual compensation contracts with employees of the Company or its subsidiaries. This Post-Effective Amendment No. 1 is being filed in order to deregister all securities remaining unsold under that Registration Statement, in connection with the Company’s filing of a Form 25 and Form 15 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey on this 7th day of January 2009.

EMPIRE RESOURCES, INC.
By:	/s/ Sandra Kahn
	Name:	Sandra Kahn
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Nathan Kahn	Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2009
Nathan Kahn

/s/ Sandra Kahn	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	January 7, 2009
Sandra Kahn

/s/ Harvey Wrubel	Director	January 7, 2009
Harvey Wrubel

/s/ William Spier	Director	January 7, 2009
William Spier

/s/ Peter Howard	Director	January 7, 2009
Peter Howard

/s/ Jack Bendheim	Director	January 6, 2009
Jack Bendheim

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